Exhibit 23.1
                                  [letterhead]
                            LEGAL & COMPLIANCE, LLC
                           330 Clemants Street, #217
                         West Palm Beach, Florida 33401
                                 #561-514-0936
                               #561-514-0832-FAx




April 22, 2005

 Board of Directors
Infe Human Resources, Inc.
67 Wall Street,
22nd Floor,
New York, NY 10005-3198

Re:  Registration Statement on Form S-8

Dear Board Members:

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

Sincerely,

Legal & Compliance, LLC


By:/s/ Laura Anthony,
-----------------------------
       Laura Anthony
President
Legal & Compliance, LLC